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INDEPENDENT AUDITORS' CONSENT



Merrill Lynch Focus Twenty Fund, Inc.:




We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement No. 333-89775 of our report dated December 20, 1999, to the Board of Directors and the Shareholder of Merrill Lynch Focus Twenty Fund, Inc., and to the reference to us under the caption "Independent Auditors" both of which appear in the Statement of Additional Information, which is a part of such Registration Statement.



Deloitte & Touche LLP
Princeton, New Jersey
December 20, 1999